EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (File No. 333-50303) of our report dated March 18, 1998, which appears on page 32 of the Annual Report on Form 10-KSB/A of Acrodyne Communications, inc. for the year ended December 31, 1997, as amended through the date hereof.


/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


Philadelphia, PA
May 15, 1998